Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

WITH RESPECT TO THE INDENTURES (THE “INDENTURE”) FOR THE GENWORTH GLOBAL FUNDING TRUSTS

[2005-A – 2006-E]

FOR THE PERIOD ENDING SEPTEMBER 30, 2006 (THE REPORTING PERIOD”)

I, Joseph Giordano, being a duly appointed officer of JPMorgan Chase Bank, N.A., the indenture trustee (the “Indenture Trustee”) under the Indenture delivered with respect to the Global Funding Trust described above, do hereby certify, on behalf of the Indenture Trustee with respect to its activities as servicer under the Indenture (the”Servicer”), that:

1.	A review of the Servicer’s activities during the Reporting Period and of its performance under the Indenture has been made under my supervision.

2.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Indenture in all material respects throughout the Reporting Period.

Dated: March 29, 2007

JPMORGAN CHASE BANK, N.A., as Servicer under the Indenture

By:	/s/ Joseph Giordano
Joseph Giordano
Senior Vice President